EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Mark Cox	Gary Hanson
(915) 534-1400	(915) 534-1400
WESTERN REFINING REPORTS RECORD THIRD
QUARTER 2008 FINANCIAL RESULTS
EL PASO, Texas – November 5, 2008 – Western Refining, Inc. (NYSE:WNR) today reported third quarter 2008 net income of $109.2 million, or $1.61 per diluted share. The Company’s net income was $46.6 million, or $0.69 per diluted share, for the same period in 2007. For the first nine months of 2008, the Company reported net earnings of $77.0 million, or $1.14 per diluted share, versus net earnings of $264.1 million, or $3.91 per diluted share, for the first nine months of 2007.
The improvement in operating income in the 2008 third quarter was due to higher refined product margins. The increase in margins was primarily the result of an increase in the amount of lower-cost crude oil processed at the Company’s refineries during the 2008 quarter. Margins also improved in the quarter as the cost of crude oil declined faster than the prices of finished products.
Total refinery throughput for the third quarter of 2008 was 230,814 barrels per day, which included 212,032 barrels per day of crude oil. Total refinery throughput for the third quarter of 2007 was 227,052 barrels per day, including 212,213 barrels per day of crude oil. Refinery gross margin per throughput barrel was $15.03 for the quarter ended September 30, 2008, compared to $10.45 for the same period in 2007.
“We are pleased with our third quarter financial results. Although Hurricanes Gustav and Ike had a positive impact on margins in the quarter, the actions we have taken to improve and enhance our Four Corners and Yorktown refineries contributed significantly to earnings in the quarter and should continue to do so in future quarters,” said Paul Foster, Western’s President and Chief Executive Officer.
“In the third quarter at Yorktown, we averaged 84% heavy crude oil processed. We increased the amount of heavy crude oil processed from approximately 66% at the beginning of the quarter, to a sustainable level in excess of 95% throughout the entire month of September. This increased processing of lower cost, heavy crude oil reduced Yorktown’s feedstock costs by approximately $16.5 million in the month of September compared to the same period in 2007. At the Four Corners refineries, we renegotiated several crude oil supply agreements and reduced our average cost by approximately $5.75 per barrel, for a savings of approximately $3.6 million per month compared to the same period in 2007. We have also made great strides in the areas of safety and reliability of our refining operations. To date, our total recordable incident rate is approximately one-half what it was last year. As we look ahead, this progress gives us confidence in our ability to sustain the improved level of performance that we are achieving.”
Commenting on the fourth quarter, Foster said, “Despite the ongoing economic uncertainty, refining margins remained strong at our four refineries throughout the month of October. In fact, our combined refining gross margin for the month exceeded the third quarter level of $15.03 per barrel. Our Retail and Wholesale operations also posted strong financial results for the month. Looking at the remainder of the quarter, distillate margins look good as a result of steady demand and continued tight supply. While gasoline demand has declined the last couple of months, we believe the significantly lower prices at the pump today could stimulate demand and improve gasoline margins.”
As previously announced, Western is working with its financial advisors to evaluate a number of options to further strengthen the Company’s balance sheet, including strategic alternatives for specific assets. That process is ongoing, and the Company is pleased with how the process is progressing.
Conference Call Information
A conference call is scheduled for November 6, 2008, at 9:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (888) 713-4216, passcode: 29502291. The audio replay will be available through November 20, 2008, by dialing (888) 286-8010, passcode: 17920818.
A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western has a refinery in El Paso, two refineries in the Four Corners region of northern New Mexico and a refinery in Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix, Tucson, Albuquerque and El Paso, retail service stations and convenience stores in Arizona, Colorado and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about, our ability to sustain improved refinery performance levels, our ability to process heavy crude oil at Yorktown at 95% of our crude slate, and our expectations for the supply, demand and corresponding margins of distillate and gasoline. These statements are subject to the general risks inherent in our business and reflect our current expectations regarding these matters. These expectations may or may not be realized. Some of these expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could result in Western’s expectations not being realized or otherwise materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in our filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
The following tables set forth our summary historical financial and operating data for the periods indicated below:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007 (1)
	(In thousands, except per share data)		(In thousands, except per share data)
Statement of Operations Data:
Net sales	$3,165,308	$2,232,890	$9,068,842	$4,886,063
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	2,790,475	1,977,070	8,297,385	4,133,327
Direct operating expenses (exclusive of depreciation and amortization)	133,206	125,381	399,503	247,129
Selling, general and administrative expenses	32,449	27,783	90,000	55,589
Maintenance turnaround expense	528	13,665	1,738	13,665
Depreciation and amortization	29,218	21,896	82,567	38,805

Total operating costs and expenses	2,985,876	2,165,795	8,871,193	4,488,515

Operating income	179,432	67,095	197,649	397,548
Interest income	478	6,599	1,430	16,774
Interest expense	(31,153)	(22,476)	(69,838)	(31,974)
Amortization of loan fees	(1,553)	(750)	(3,234)	(1,164)
Write-off of unamortized loan fees	—	—	(10,890)	—
Loss on early extinguishment of debt	—	(774)	—	(774)
Gain (loss) from derivative activities	6,022	9,106	(7,826)	(1,453)
Other income (expense)	422	193	1,356	(778)

Income before income taxes	153,648	58,993	108,647	378,179
Provision for income taxes	(44,411)	(12,371)	(31,621)	(114,040)

Net income	$109,237	$46,622	$77,026	$264,139

Basic earnings per share	$1.61	$0.69	$1.14	$3.94
Dilutive earnings per share	$1.61	$0.69	$1.14	$3.91
Weighted average basic shares outstanding	67,760	67,246	67,696	67,095
Weighted average dilutive shares outstanding	67,760	67,683	67,752	67,566
Cash dividends declared per share	$—	$0.06	$0.06	$0.16
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$133,859	$28,724	$170,110	$256,715
Investing activities	(39,135)	(96,031)	(155,702)	(1,222,711)
Financing activities	(41,118)	(130,555)	(131,478)	969,003
Other Data:
Adjusted EBITDA(2)	$216,100	$118,554	$276,914	$464,561
Capital expenditures	39,368	95,665	156,160	165,776
Balance Sheet Data (end of period):
Cash and cash equivalents			$172,495	$266,172
Working capital			511,159	439,760
Total assets			3,474,801	3,316,910
Total debt			1,483,750	1,300,000
Stockholders’ equity			834,539	783,149

(1)	Includes the results of operations for Giant beginning June 1, 2007, the date of the acquisition.

(2)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, write-off of unamortized loan fees, loss on early extinguishment of debt, depreciation, amortization and maintenance turnaround expense. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	Our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
		(In thousands)
Net income	$109,237	$46,622	$77,026	$264,139
Interest expense	31,153	22,476	69,838	31,974
Provision for income taxes	44,411	12,371	31,621	114,040
Amortization of loan fees	1,553	750	3,234	1,164
Write-off of unamortized loan fees	—	—	10,890	—
Loss on early extinguishment of debt	—	774	—	774
Depreciation and amortization	29,218	21,896	82,567	38,805
Maintenance turnaround expense	528	13,665	1,738	13,665

Adjusted EBITDA	$216,100	$118,554	$276,914	$464,561

Refining Segment

	Three Months Ended September 30,
	2008			2007
					Legacy
		Legacy			Giant
	El Paso	Giant (2)	Total	El Paso	(1)(2)(3)	Total
	(In thousands, except per barrel data)			(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,708,622	$1,381,101	$3,089,723	$1,233,768	$868,362	$2,102,130
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	1,549,705	1,220,835	2,770,540	1,092,090	791,702	1,883,792
Direct operating expenses (exclusive of depreciation and amortization)	46,626	55,652	102,278	45,176	61,333	106,509
Selling, general and administrative expenses	5,894	5,372	11,266	3,101	2,289	5,390
Maintenance turnaround expense	528	––	528	820	12,845	13,665
Depreciation and amortization	6,093	18,237	24,330	4,963	13,774	18,737

Total operating costs and expenses	1,608,846	1,300,096	2,908,942	1,146,150	881,943	2,028,093

Operating income (loss)	$99,776	$81,005	$180,781	$87,618	$(13,581)	$74,037

Key Operating Statistics:
Total sales volume (bpd) (4)	137,632	118,856	256,488	148,482	108,502	256,984
Total refinery production (bpd)	130,114	99,298	229,412	130,599	94,626	225,225
Total refinery throughput (bpd) (5)	132,567	98,247	230,814	132,536	94,516	227,052
Per barrel of throughput:
Refinery gross margin (6)	$13.03	$17.73	$15.03	$11.62	$8.82	$10.45
Gross profit (6)	12.53	15.71	13.89	11.21	7.23	9.56
Direct operating expenses (7)	3.82	6.16	4.82	3.70	7.05	5.10

	Nine Months Ended September 30,
	2008			2007
					Legacy
		Legacy			Giant
	El Paso	Giant (2)	Total	El Paso	(1)(2)(3)	Total
	(In thousands, except per barrel data)			(In thousands, except per barrel data)
Net sales (including intersegment sales)	$4,919,004	$3,985,713	$8,904,717	$3,539,719	$1,168,482	$4,708,201
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	4,566,221	3,704,486	8,270,707	2,950,145	1,055,476	4,005,621
Direct operating expenses (exclusive of depreciation and amortization)	141,965	172,197	314,162	143,524	78,645	222,169
Selling, general and administrative expenses	15,367	13,652	29,019	9,716	3,256	12,972
Maintenance turnaround expense	1,738	––	1,738	820	12,845	13,665
Depreciation and amortization	16,857	53,056	69,913	14,506	20,383	34,889

Total operating costs and expenses	4,742,148	3,943,391	8,685,539	3,118,711	1,170,605	4,289,316

Operating income (loss)	$176,856	$42,322	$219,178	$421,008	$(2,123)	$418,885

Key Operating Statistics:
Total sales volume (bpd) (4)	141,988	121,533	263,521	150,269	48,770	199,039
Total refinery production (bpd)	129,798	102,810	232,608	132,830	42,141	174,971
Total refinery throughput (bpd) (5)	131,795	102,412	234,207	134,647	42,088	176,735
Per barrel of throughput:
Refinery gross margin (6)	$9.77	$10.02	$9.88	$16.04	$9.84	$14.56
Gross profit (6)	9.30	8.13	8.79	15.64	8.06	13.84
Direct operating expenses (7)	3.93	6.14	4.90	3.90	6.84	4.60

(1)	Includes the results of operations for Giant beginning June 1, 2007, the date of the acquisition.

(2)	Includes transportation and other related revenues and expenses not specific to a particular refinery.

(3)	Total sales volume, refinery production and refinery throughput related to the refineries acquired from Giant for the nine months ended September 30, 2007, was calculated by dividing September 2007 volumes by 273 days.

(4)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(5)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(6)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. We have experienced gains or losses from derivative activities that are not taken into account in calculating refinery gross margin. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.

The following tables reconcile gross profit to refinery gross margin for the periods presented:

	Three Months Ended September 30,
	2008			2007
		Legacy			Legacy
	El Paso	Giant	Total	El Paso	Giant	Total
	(In thousands, except per barrel data)			(In thousands, except per barrel data)
Net sales	$1,708,622	$1,381,101	$3,089,723	$1,233,768	$868,362	$2,102,130
Cost of products sold (exclusive of depreciation and amortization)	1,549,705	1,220,835	2,770,540	1,092,090	791,702	1,883,792
Depreciation and amortization	6,093	18,237	24,330	4,963	13,774	18,737

Gross profit	152,824	142,029	294,853	136,715	62,886	199,601
Plus depreciation and amortization	6,093	18,237	24,330	4,963	13,774	18,737

Refinery gross margin	$158,917	$160,266	$319,183	$141,678	$76,660	$218,338

Refinery gross margin per refinery throughput barrel	$13.03	$17.73	$15.03	$11.62	$8.82	$10.45

Gross profit per refinery throughput barrel	$12.53	$15.71	$13.89	$11.21	$7.23	$9.56

	Nine Months Ended September 30,
	2008			2007
		Legacy			Legacy
	El Paso	Giant	Total	El Paso	Giant	Total
	(In thousands, except per barrel data)			(In thousands, except per barrel data)
Net sales	$4,919,004	$3,985,713	$8,904,717	$3,539,719	$1,168,482	$4,708,201
Cost of products sold (exclusive of depreciation and amortization)	4,566,221	3,704,486	8,270,707	2,950,145	1,055,476	4,005,621
Depreciation and amortization	16,857	53,056	69,913	14,506	20,383	34,889

Gross profit	335,926	228,171	564,097	575,068	92,623	667,691
Plus depreciation and amortization	16,857	53,056	69,913	14,506	20,383	34,889

Refinery gross margin	$352,783	$281,227	$634,010	$589,574	$113,006	$702,580

Refinery gross margin per refinery throughput barrel	$9.77	$10.02	$9.88	$16.04	$9.84	$14.56

Gross profit per refinery throughput barrel	$9.30	$8.13	$8.79	$15.64	$8.06	$13.84

(7)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.
The following tables set forth our summary refining throughput and production data for the periods presented below:
     All Refineries

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	112,733	116,180	117,522	91,957
Diesel and jet fuel	93,420	88,179	92,268	68,605
Residuum	6,255	6,085	5,887	5,974
Other	9,579	9,622	10,139	6,255

Liquid products	221,987	220,066	225,816	172,791
By-products (coke and sulfur)	7,425	5,159	6,792	2,180

Total refinery production (bpd)	229,412	225,225	232,608	174,971

Refinery throughput (bpd)
Sweet crude oil	142,822	162,810	152,668	131,877
Sour or heavy crude oil	69,210	49,403	62,016	28,261
Other feedstocks/blendstocks	18,782	14,839	19,523	16,597

Total refinery throughput (bpd)	230,814	227,052	234,207	176,735

     El Paso Refinery

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	64,018	66,235	65,189	69,441
Diesel and jet fuel	56,226	54,596	54,894	53,797
Residuum	6,255	6,085	5,887	5,974
Other	3,615	3,683	3,828	3,618

Total refinery production (bpd)	130,114	130,599	129,798	132,830

Refinery throughput (bpd)
Sweet crude oil	104,845	108,230	103,768	108,218
Sour crude oil	18,487	13,235	17,497	12,344
Other feedstocks/blendstocks	9,235	11,071	10,530	14,085

Total refinery throughput (bpd)	132,567	132,536	131,795	134,647

Total sales volume (bpd)	137,632	148,482	141,988	150,269
Per barrel of throughput:
Refinery gross margin	$13.03	$11.62	$9.77	$16.04
Direct operating expenses	3.82	3.70	3.93	3.90
     Yorktown Refinery

			Nine Months	Four Months
	Three Months Ended		Ended	Ended
	September 30,		September 30,	September 30,
	2008	2007	2008	2007 (1)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	29,919	31,717	31,893	31,997
Diesel and jet fuel	28,525	26,526	28,266	25,925
Residuum	––	––	––	––
Other	4,940	4,930	5,134	4,895

Liquid products	63,384	63,173	65,293	62,817
By-products (coke and sulfur)	7,425	5,159	6,792	4,878

Total refinery production (bpd)	70,809	68,332	72,085	67,695

Refinery throughput (bpd)
Sweet crude oil	9,813	27,504	19,603	26,396
Sour or heavy crude oil	50,723	36,168	44,519	35,618
Other feedstocks/blendstocks	7,946	3,021	6,353	4,040

Total refinery throughput (bpd)	68,482	66,693	70,475	66,054

Total sales volume (bpd)	79,501	69,281	77,444	70,320
Per barrel of throughput:
Refinery gross margin	$14.91	$5.69	$7.95	$5.86
Direct operating expenses	4.72	4.49	4.64	4.52

     Four Corners Refineries

			Nine Months	Four Months
	Three Months Ended		Ended	Ended
	September 30,		September 30,	September 30,
	2008	2007	2008	2007 (1)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	18,796	18,228	20,440	18,386
Diesel and jet fuel	8,669	7,057	9,108	7,212
Residuum	––	––	––	––
Other	1,024	1,009	1,177	1,012

Total refinery production (bpd)	28,489	26,294	30,725	26,610

Refinery throughput (bpd)
Sweet crude oil	28,164	27,076	29,297	26,547
Sour crude oil	––	—	––	—
Other feedstocks/blendstocks	1,601	747	2,640	1,578

Total refinery throughput (bpd)	29,765	27,823	31,937	28,125

Total sales volume (bpd)	39,355	39,221	44,089	38,812
Per barrel of throughput:
Refinery gross margin	$23.02	$13.81	$12.68	$16.36
Direct operating expenses	7.84	9.39	8.15	8.76

(1)	Total sales volume, refinery production and refinery throughput related to the refineries acquired from Giant was calculated by dividing the four months ended September 30, 2007 volumes by 122 days.

     Retail Segment

			Nine	Four
			Months	Months
	Three Months Ended		Ended	Ended
	September 30,		September 30,	September 30,
	2008	2007	2008	2007 (1)
		(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$245,951	$197,974	$674,805	$266,500
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	219,047	172,106	606,163	232,158
Direct operating expenses (exclusive of depreciation and amortization)	17,146	16,239	49,687	21,412
Selling, general and administrative expenses	1,271	1,318	3,962	1,823
Depreciation and amortization	2,172	1,537	6,182	2,023

Total operating costs and expenses	239,636	191,200	665,994	257,416

Operating income	$6,315	$6,774	$8,811	$9,084

Operating Data:
Fuel gallons sold (in thousands)	53,606	56,203	158,079	74,453
Fuel margin per gallon (2)	$0.22	$0.20	$0.16	$0.20
Merchandise sales	$50,141	$48,463	$140,176	$64,417
Merchandise margin	27.4%	28.1%	27.6%	27.7%
Operating retail outlets at period end			154	156

			Nine	Four
			Months	Months
	Three Months Ended		Ended	Ended
	September 30,		September 30,	September 30,
	2008	2007	2008	2007 (1)
		(In thousands, except per gallon data)
Net sales:
Fuel sales	$207,519	$164,576	$566,862	$221,976
Excise taxes included in fuel revenues	(17,567)	(21,128)	(50,901)	(27,901)
Merchandise sales	50,141	48,463	140,176	64,417
Other sales	5,858	6,063	18,668	8,008

Net sales	$245,951	$197,974	$674,805	$266,500

Cost of products sold:
Fuel cost of products sold	$195,635	$153,505	$540,941	$207,116
Excise taxes included in fuel cost of products sold	(17,567)	(21,128)	(50,901)	(27,901)
Merchandise cost of products sold	36,421	34,866	101,468	46,553
Other cost of products sold	4,558	4,863	14,655	6,390

Cost of products sold	$219,047	$172,106	$606,163	$232,158

Fuel margin per gallon (2)	$0.22	$0.20	$0.16	$0.20

(1)	Includes the results of operations for Giant beginning June 1, 2007, the date of the acquisition.

(2)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

     Wholesale Segment

			Nine	Four
			Months	Months
	Three Months Ended		Ended	Ended
	September 30,		September 30,	September 30,
	2008	2007	2008	2007 (1)
		(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$702,755	$418,189	$1,892,176	$563,940
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	670,971	400,509	1,808,869	540,388
Direct operating expenses (exclusive of depreciation and amortization)	16,840	8,711	50,156	11,298
Selling, general and administrative Expenses	4,826	4,111	14,395	5,362
Depreciation and amortization	1,310	1,145	4,074	1,366

Total operating costs and Expenses	693,947	414,476	1,877,494	558,414

Operating income	$8,808	$3,713	$14,682	$5,526

Operating Data:
Fuel gallons sold (in thousands)	187,047	166,665	534,334	222,187
Fuel margin per gallon (2)	$0.09	$0.07	$0.08	$0.08
Lubricant sales	$43,784	$37,518	$123,716	$49,068
Lubricant margins	15.0%	9.8%	12.8%	9.6%

			Nine	Four
			Months	Months
	Three Months Ended		Ended	Ended
	September 30,		September 30,	September 30,
	2008	2007	2008	2007 (1)
		(In thousands, except per gallon data)
Net sales:
Fuel sales	$698,226	$422,960	$1,883,601	$571,350
Excise taxes included in fuel sales	(48,433)	(46,153)	(147,299)	(61,213)
Lubricant sales	43,784	37,518	123,716	49,068
Other sales	9,178	3,864	32,158	4,735

Net sales	$702,755	$418,189	$1,892,176	$563,940

Cost of products sold:
Fuel cost of products sold	$680,470	$410,855	$1,841,257	$554,240
Excise taxes included in fuel sales	(48,433)	(46,153)	(147,299)	(61,213)
Lubricant cost of products sold	37,197	33,850	107,860	44,339
Other cost of products sold	1,737	1,957	7,051	3,022

Cost of products sold	$670,971	$400,509	$1,808,869	$540,388

Fuel margin per gallon (2)	$0.09	$0.07	$0.08	$0.08

(1)	Includes the results of operations for Giant beginning June 1, 2007, the date of the acquisition.

(2)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.